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                     [LETTERHEAD OF CHASE MANAHATTAN BANK]
                                                                January 17, 1997

Mr. Steven Girgenti
President
Girgenti, Hughes, Butler & McDowell, Inc.
100 Avenue of the Americas
New York, NY 10013

Dear Mr. Girgenti:

             I am pleased to inform you that The Chase Manhattan Bank ("Chase" or the "Bank") has approved a $3,500,000.00 secured line of credit in favor of Girgenti, Hughes, Butler & McDowell, Inc., Black Cat Graphics, Inc., Brand Research Corp., Syberactive, Inc., RE&A, Inc. and Medical Education Technologies, Inc. (individually and collectively, the "Company") to be used for working capital, subject to the terms set forth in this letter, including the Borrowing Base set forth below.

             Any advances which Chase may extend under this uncommitted facility will be on the terms and conditions as the Bank may require at the time the Company requests an advance. The continued availability of the line of credit is subject to Chase remaining satisfied with the Company's financial condition and economic prospects, prompt advice of any circumstances which might materially or adversely affect the Company, and the Company's maintenance of a satisfactory relationship with Chase.

             All borrowings outstanding under this arrangement will bear interest at Chase's Prime Rate plus one percent (Prime + 1%) in effect from time to time. Interest is to be computed on an actual/360 day basis and is payable monthly. Payments will be debited from the Company's deposit account with Chase when due.

             Prior to any credit Chase may grant, Chase must have received the following support which must remain in place as long as any credit is outstanding:

1. A perfected first priority security interest in all the Company's personal property.

2. The unlimited guaranty of payment of Steven Girgenti and William Butler and the limited guaranty of payment of Herbert Ehrenthal of all loans under the line of credit. Additionally, the Bank will require the personal guaranty of any and all individuals who may in the future acquire an ownership interest of 10% or more in the Company.

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Additional Conditions:

1. Borrowing Base: All amounts outstanding under this line of credit are to be limited to a Borrowing Base formula of:

             80% of eligible accounts receivable, to include those accounts receivable that are under sixty (60) days from the invoice date, with no value given to intercompany receivables or to pre-billed media service receivables.

In the event the aggregate amount advanced at any time exceeds the Borrowing Base, such excess shall be immediately due and payable by Company to Chase.

2. Cross-Default Provision: In addition to the right of Chase to terminate this line of credit in its sole discretion, the occurrence of an event of default under any other credit facility or credit arrangement between Chase and the Company shall entitle Chase, at its option, to terminate the availability of advances under the line of credit specified herein and/or to demand payment in full of all outstanding advances hereunder; and the failure by the Company to perform, observe or comply with any term, condition or requirement contained in this letter shall, at Chase's option, constitute an event of default under any or all other such credit facilities or credit arrangements between Chase and the Company.

3. Mergers, Etc.: Without the prior approval of Chase, the Company will not engage in any merger, acquisition or consolidation where the target company has annual sales in excess of 50% of the Company's annual sales for the most recent fiscal year.

Financial Covenants

The Company shall maintain:

1. The ratio of its Consolidated Current Assets to its Consolidated Current Liabilities at not less than a ratio of 1.25 to 1.

2. The ratio of its Consolidated Liabilitics to its Consolidated Tangible Net Worth at not more than a ratio of 2.5 to 1.

3. The Cash Flow Coverage Ratio at not less than a ratio of 1.25 to 1.

     To enable Chase to carry out its ongoing credit review, the Company and Guarantors shall furnish to Chase:

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            1. Within 120 days after and as at the close of each Fiscal Year, a combined (and combining) balance sheet of Company and its consolidated subsidiaries, and combined (and combining) statements of earnings and retained earnings and statement of cash flows of Company and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, each accompanied by a statement that they have been audited by Strauss & Comas, P.C., or other independent certified public accounting firm satisfactory to Chase, and the report of such accountants shall not contain any qualification or disclaimer or opinion by reason of audit limitations imposed by Company.

            2. Within 90 days after and as at the close of each fiscal quarter, a combined (and combining) balance sheet of Company and its consolidated subsidiaries as at the end of each fiscal quarter and related combined (and combining) statements of earnings and retained earnings and statement of cash flows of Company and its consolidated subsidiaries for the fiscal quarter and from the beginning of such fiscal year to the end of such fiscal quarter, together with comparisons to the previous year, if appropriate, prepared in accordance with generally accepted accounting principles consistently applied, each accompanied by a statement that they have been reviewed by Strauss & Comas, P.C., or other independent certified public accounting firm satisfactory to Chase.

            3. Within 120 days after the close of the Company's Fiscal Year, an updated Personal Financial Statement of each personal guarantor in form and substance satisfactory to Chase.

            4. Within 45 days of filing, the Federal Tax Return of each personal guarantor.

            5. Within 15 days after the end of each month, a monthly Borrowing Base Certificate and a monthly aging schedule of accounts receivable during all periods of line usage. A sample Borrowing Base Summary is attached.

Definitions: As used herein,

     "Cash Flow Coverage Ratio" means, in respect of the period for which the computation is being made, and which period shall in each case consist of a twelve month period ending on the last day of a Fiscal Year, the ratio of (i) Measured Cash Flow (as defined herein) to (ii) the sum of all payments of principal and interest, including sinking fund payments, redemptions, and all obligations under interest rate swap agreements, which the Borrower is contractually required to pay during such period.

     "Measured Cash Flow" means the sum of the following items measured on a consolidated basis for the Company and its Subsidiaries, if any, for any twelve month period ending on the last day of Company's Fiscal Year:

                         (i)      net income,


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                   plus (ii)      depreciation and all other non-cash charges
                                  to income not affecting working capital,

                 minus (iii)      all cash or asset dividends on capital stock.

     Chase reserves the right to request, and the Company agrees to provide, such other information as Chase may determine necessary in order to exercise its discretion in honoring requests for advances under this line of credit.


     This line of credit shall be further subject to the requirement that for 30 consecutive days during each twelve month period or during the term hereof, whichever is shorter, there shall be no loans outstanding hereunder.

     Chase will consider requests for advances hereunder until July 31, 1997 unless this discretionary line of credit is earlier terminated by Chase in its sole discretion.

     This line of credit does not constitute a commitment or in any way obligate Chase to lend whether or not the Borrower satisfies the conditions stated in this letter, and is issued subject to Chase in its sole discretion, continuing to be satisfied with the Borrower's financial condition and economic prospects, prompt advice to Chase of any circumstances which might materially or adversely affect the Borrower, and the Borrower's maintenance of a satisfactory relationship with Chase.

     Please acknowledge your understanding of the foregoing by signing and returning the enclosed copy of this letter along with the origination fee to the undersigned no later than January 31, 1997.

We appreciate the opportunity to be of service to you.

Very truly yours,

THE CHASE MANHATTAN BANK

/s/ Kevin J. Anderson
------------------------------
Kevin J. Anderson
Assistant Vice President
(212) 403-5020


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ACKNOWLEDGED AND AGREED:

Girgenti, Hughes, Butler & McDowell, Inc.

By: /s/ Steven Girgenti                         Date: January 31, 1997
    -------------------------
Its: President


Black Cat Graphics, Inc.

By: /s/ Steven Girgenti                         Date: January 31, 1997
    -------------------------
Its: President


Brand Research Corp

By: /s/ Steven Girgenti                         Date: January 31, 1997
    -------------------------
Its: President


Syberactive, Inc.

By: /s/ Steven Girgenti                         Date: January 31, 1997
    -------------------------
Its: President


Medical Education Technologies, Inc.

By: /s/ Steven Girgenti                         Date: January 31, 1997
    -------------------------
Its: President